                                                                  EXHIBIT 10.1.1

                             FIFTH AMENDMENT TO THE
                               KAYDON CORPORATION
                    EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN


         FIFTH AMENDMENT to the Plan made by duly authorized officers of the Company this 1st day of November, 2004.

         1. RECITATION. The Company has determined that an amendment to the Plan is desirable to reflect a number of non-material form and operational changes in the Plan.

         2.       AMENDMENT. The Plan is amended at:

                  (a)      Sections 4.1, 4.5, 5.1, 5.3, 5.6, 6.1, 6.2, 7.1, 7.2,
                           7.3 and Appendix J to change the references to "Salary Deferred Contributions" to "Elective Contributions" for purposes of clarity and consistency.

                  (b) Sections 4.5, 5.8, 5.9 and 5.10 to change the references to "Elective Deferrals" to "Elective Contributions" for purposes of clarity and consistency.

                  (c) Sections 4.5, 5.3 and 7.2(b)(i)(C) to remove the references to "Voluntary Contributions" as a defined term.

                  (d) Section 5.8(d) to define Elective Contributions for purposes of the limitations of Section 5.8.

                  (e) Section 6.1 and 7.1 to change the reference to "Salary Deferred Contributions Account" to "Elective Account".

                  (f) Section 6.2(e), effective July 1, 2004, to limit the circumstances in which contributions may be made in Kaydon Stock.

                  (g) Section 6.5 and Appendix J, in recognition of the fact that there are no Matching Accounts in the Plan at this time subject to this Section other than under Appendix J, to move subsection (b) containing the vesting schedule for Matching Contributions to Appendix J, and to re-letter the remaining subsections of Section 6.5 accordingly.

                  (h) Section 6.8(f) to delete the subsection dealing with PAYSOP and TRASOP limitations as no longer necessary.

                  (i) Sections 6.9, 7.1, 7.3(c)(ii) and Appendix A to change the references to "Employer Contributions Account" to "Employer

                           PAYSOP/TRASOP Contributions Account" for purposes of clarity and consistency.

                  (j) Section 7.1(c), effective July 1, 2004, to clarify the Disability Distributive Event to incorporate certain rules of administration in the definition itself.

                  (k) Section 7.1 to delete the last paragraph dealing with PAYSOP, TRASOP and related limitations as no longer necessary.

                  (l) Sections 9.2 and 9.5 to clarify that Kaydon Corporation is the Plan Administrator of the Plan.

                  (m) Section 9.3, effective July 1, 2004, to provide that Kaydon Corporation may act by a written instrument executed by two officers.

                  (n) Appendix J, Section 7.16(a) to delete the references to the Voluntary Contribution Account.

         3. EFFECTIVE DATE. Except as otherwise noted, as clarifications to the February 19, 2002 restatement of the Plan, these amendments are effective January 1, 1997.

         4. REVISED PAGES. The Amendments reflected above are incorporated in a revised page which shall be substituted for its counterpart in the Plan.

                                                              KAYDON CORPORATION


                                                     By  /s/ Brian P. Campbell
                                                         ---------------------

                                                          Its  President


                                                     And  /s/ John F. Brocci
                                                          ------------------

                                                          Its  Secretary

                               KAYDON CORPORATION
                    EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN
     (AS AMENDED AND RESTATED FEBRUARY 19, 2002 EFFECTIVE JANUARY 1, 1997)

                                   ARTICLE IV
                             EMPLOYER CONTRIBUTIONS


         4.1 EMPLOYER CONTRIBUTIONS. For each Plan Year, the Employer:

         (a) ELECTIVE CONTRIBUTIONS. Must contribute the sum of Active Participant Elective Contributions.

         (b) REGULAR PROFIT SHARING. May contribute a Regular Profit Sharing Contribution. The amount of the contribution, if any, is determined by the Committee or the Board of Directors of Kaydon Corporation in its discretion, subject to the maximum limitations of this Plan. A Regular Profit Sharing Contribution is allocated under Article VI and is subject to the applicable Vesting Schedule.

         (c) QUALIFYING. May contribute a Qualifying Contribution which is, effective on the first day of the 1987 Plan Year, January 1, 1987:

                  (i) NON-DISCRIMINATORY. Part or all of an Employer Contribution which is non-discriminatory under Code Section 401(a)(4) determined with and without the Qualifying Contribution;

                  (ii) NOT USED. Not taken into account in determining whether any other contributions or benefits are non-discriminatory under Code Sections 401(a)(4); or under Code Sections 401(k)(3) or 401(m) except to the extent designated by the Employer for that purpose under this Plan;

                  (iii) ALLOCATED. Allocated to the Active Participant as of a date within the Plan Year; and

                  (iv) INCREASE. Not effective to increase the difference between the Actual Contribution Percentages (ACP) or Actual Deferral Percentages (ADP) for the Highly Compensated and Non-Highly Compensated groups.

The amount of the contribution, if any, is determined by the Board of Directors of Kaydon Corporation in its discretion, subject to the maximum limitations of this Plan.

         (d) TOP HEAVY MINIMUM. Must, if applicable, with respect to the non-collectively bargained employees, contribute the Minimum Top Heavy Contribution. The Minimum Top Heavy Contribution for each Plan Year in which the Plan is Top Heavy is:

                  (i) SINGLE PLAN. If the Employer does not maintain another qualified retirement plan, or for Active Participants in just this Plan, the lesser of three percent (3%) of the Section 415 Compensation of each non-collectively bargained Non-Key Employee Active Participant employed by the Employer (or Affiliated Employer) on the last day of the Plan Year or the highest percentage of Section 415 Compensation allocated to a Key Employee multiplied by the Section 415 Compensation of those Participants (the Regular Minimum). For this purpose, Elective Contributions allocated to Key Employees are treated as an Employer Contribution allocated to a Key Employee. The Amount is determined without regard to the integration of contributions with Social Security or an Active Participant's failure to make a Mandatory Contribution.

                  (ii) ANOTHER DEFINED CONTRIBUTION PLAN. If the Employer maintains another qualified defined contribution plan in which an Active Participant also participates, the Regular Minimum contribution of the Plan which comes first in the following priority order: a target benefit plan, a money purchase pension plan, a leveraged employee stock ownership plan, a stock bonus plan, or a tax credit employee stock ownership plan.

                  (iii) ANOTHER DEFINED BENEFIT PLAN. If the Employer maintains a defined benefit plan in which an Active Participant also participates, a contribution to the defined benefit plan which will fund the Minimum Benefit under the defined benefit plan, offset by the benefits provided under this and any other defined contribution plan of the Employer. If the Employer maintains a defined benefit plan, the Plan is not Super Top Heavy and the Employer elects to utilize the greater multiplier for dollar limitations in the denominator of the defined benefit and defined contribution fractions, the Minimum Benefit Multiplier is three percent (3%) rather than two percent (2%).

Years beginning after December 31, 1997, Section 415 Compensation shall include elective contributions that are excluded from gross income by Code Sections 125, 132(f)(4), 402(g)(3), or 457.

                  (i) EXCLUSIONS. Section 415 Compensation excludes:

                           (A) CONTRIBUTIONS. Contributions to a plan of
                  deferred compensation that are not includable in the Employee's gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent the contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                           (B) NONQUALIFIED STOCK OPTION. Amounts realized from
                  the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;

                           (C) QUALIFIED STOCK OPTION. Amounts realized from the
                  sale, exchange, or other disposition of stock acquired under a qualified stock option;

                           (D) OTHER AMOUNTS. Other amounts that received
                  special tax benefits or contributions made by the Employer (other than under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee); and

                           (E) ADJUSTED ANNUAL COMPENSATION LIMIT. Amounts in
                  excess of the Annual Compensation Limit.

                  (ii) ESTIMATION. Until Section 415 Compensation is actually determinable, the Employer may use a reasonable estimate of Section 415 Compensation. As soon as administratively feasible, actual Section 415 Compensation shall be determined.

         4.5 EXCESS ADDITION. If, despite the restrictions contained in this Article and Code Section 415, an excess Annual Addition occurs, and the excess is due to a reasonable error in estimating compensation, allocation of forfeitures or other facts and circumstances as determined by the Commissioner justifying the excess, to the extent the excess cannot be cured by the distribution of Elective Contributions or other Participant Contributions, the excess:

         (a) REDUCED VOLUNTARY CONTRIBUTION. First reduces the participant's voluntary contribution to the maximum annual addition permitted.

         (b) REDUCED CONTRIBUTION. If the Active Participant has made no voluntary contribution or an excess remains despite the reduction of a voluntary contribution and the excess is due to a reasonable error in estimating compensation, allocation of forfeitures or other facts and circumstances as determined by the Commissioner justifying the excess, shall be retained by the Trustee in an Unallocated Suspense Account. The excess reduces the Employer's contribution for the next succeeding Plan Year and is allocated to the applicable Participant's Account on the next Allocation Date before any additional contributions may be made to the Plan. If the participant's participation is terminated before the next Allocation Date, the excess is allocated and reallocated among the Active Participants on that date.

         (c) UNALLOCATED SUSPENSE ACCOUNT. Held in an Unallocated Suspense Account shall not share in the earnings, losses and adjustments in value of the Fund.

         To the extent the excess can be cured by the distribution of Elective Contributions or other Participant Contributions, such Contributions and the gains on these amounts shall be distributed, to the extent that the distribution reduces the excess amounts in the participant's Account. Amounts distributed in that manner are disregarded for purposes of Code Section 402(g), the Actual Deferral Percentage test and the Actual Contribution Percentage test.

         4.6 ERRONEOUS CONTRIBUTION. An erroneous contribution resulting from a mistake of fact shall, if requested by the Employer, be returned to the Employer within one (1) year of payment. Contributions made prior to an initial determination of nonqualified status shall, if requested by the Employer, be returned to the Employer within one year of the denial of qualified status, if the request for initial determination of qualified status was made in a timely manner. In all other circumstances, the corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries.

                                    ARTICLE V
                            PARTICIPANT CONTRIBUTIONS



         5.1 PARTICIPANT CONTRIBUTIONS. For each Plan Year, an Active Participant may make:

         (a) ELECTIVE. Elective Contributions of Compensation which the Active Participant may elect to defer or receive in cash which, except for the Multiple Use Limit, effective on the first day of the 1987 Plan Year, January 1, 1987:

                  (i) NOT AVAILABLE. Are not made out of Compensation which is currently available to the Active Participant at the date of the election, the date of adoption of the Plan and the Effective Date;

                  (ii) TIMING. Are reflected in an election made within thirty
         (30) days after the close of the Plan Year;

                  (iii) IMPERMISSIBLE USE. Are not taken into account in determining whether any other contributions under any plan satisfy Code
         Section 401(a) other than Code Section 410(b)(2)(A)(ii), including but not limited to Code Section 416; and

                  (iv) LIMITS. Do not exceed the Elective Contribution Limit, the Elective Deferral Limit, the Multiple Use Limit, or 50% of Compensation.

         (b) TRANSFER OR ROLLOVER. Contributions which consist of an amount that is either a rollover or a direct transfer from another qualified retirement plan for a Participant.

                  (i) PERMITTED TRANSFER. The transfer must be either:

                           (A) PLAN-TO-PLAN TRANSFER. A direct plan-to-plan
                  transfer of funds held under another qualified retirement plan or trust that is not a qualifying rollover, or

                           (B) QUALIFYING ROLLOVER. A rollover amount within the
                  meaning of Code Sections 402(c)(5) and 408(d)(3) or an eligible rollover distribution within the meaning of Code
                  Section 402(c)(4), including a direct rollover under Code
                  Section 401(a)(31), that the Administrator reasonably concludes is a qualifying rollover, excluding after tax employee contributions.

         (a) ELECTIONS. Elections to make, discontinue or resume Participant Contributions must be in accordance with the following rules.

                  (i) TIMING. Effective July 1, 1993, an Election is effective not later than the first day of the first payroll period beginning after the Election is filed with the Committee, the Trustee, or the Plan Administrator, unless a later date is specified by the Participant or additional time is required for administrative processing.

                   (ii) DISCONTINUANCE. A discontinuance remains in effect until at least the first day of the first payroll period beginning after the end of the calendar quarter in which an Election to again make contributions is made.

                  (iii) AUTOMATIC. A Participant's Election is automatically suspended for twelve (12) months after receipt of a hardship distribution from a plan of the Employer (or Affiliated Employer) if the hardship distribution is based on a deemed financial need or if the hardship distribution is made from this Plan, and until the first day of the calendar quarter coincident with or next following thirty (30) days from an Age 59 1/2 distribution.

         (b) TIME LIMIT. Participant Contributions must be transmitted to the Trustee as soon as administratively feasible, but not later than the 15th business day of the month following the month in which the amounts are withheld from the Participant's Compensation or such other time prescribed by Regulations.

         (c) SPECIAL RULE. Any Participant Contribution Election otherwise permitted by this Article may, at the Participant's election, also be made pursuant to an irrevocable election made by the Participant six months or more in advance of the effective date of the election.

         5.3 MATCHING AND VOLUNTARY CONTRIBUTION LIMITS. Matching and voluntary contributions (excluding Qualifying Contributions used to meet the Code Section 401(k) tests and including, to the extent designated by the Employer, other Qualifying or Elective Contributions) to this Plan, and any plan aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b), must satisfy the ACP Limit. For Plan Years beginning after December 31, 1996, ACP Limit means the maximum ACP for Highly

Contributions and Qualified Matching Contributions treated as Matching Contributions, have been exhausted, any remaining Excess Aggregate Contribution shall be deducted from the Participant's Nonelective Contributions treated as Matching Contributions for the Plan Year.

Elective Contributions, Nonelective Contributions, and Qualified Matching Contributions deducted to correct an Excess Aggregate Contribution shall be distributed to the Participant. Matching Contributions deducted to correct an Excess Aggregate Contribution shall be multiplied by the Participant's vested percentage to determine the vested amount. The vested amount shall be distributed, and the nonvested portion shall be treated as a forfeiture as of the date of deduction.

         5.6 ELECTIVE CONTRIBUTION LIMIT. Elective Contributions (excluding Elective and Qualifying Contributions used to meet the Code Section 401(m) tests and including, to the extent designated by the Employer, other Qualifying Contributions) to this Plan, and any plan aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b), must satisfy the ADP Limit. For Plan Years beginning after December 31, 1996, the ADP Limit means the maximum ADP for Highly Compensated Employees determined under the current year testing method. The ADP for Highly Compensated Employees for each Plan Year may not exceed the greater of:

         (a) 125% LIMIT. 125% of the ADP for all Participants who are not Highly Compensated Employees, or

         (b) 200%/2% LIMIT. Subject to the Multiple Use Limitation in Section 5.10(a), 200% of the ADP for all Participants who are not Highly Compensated Employees or, if less, the ADP for all Participants who are not Highly Compensated Employees plus two percentage points. The collectively bargained portions of the Plan must be separately tested.

         5.7 ACTUAL DEFERRAL PERCENTAGE. ADP means the average of the Deferral Percentages determined by dividing the sum of all Deferral Percentages of all eligible Participants in the applicable group by the number of eligible Participants in that group. An eligible Participant is a Participant who is directly or indirectly eligible to make or receive an allocation of an ADP Contribution. Effective for Plan Years beginning after

5.8 ELECTIVE DEFERRAL LIMIT. Elective Contributions under this Plan and all other plans, contracts, or arrangements of the Employer (and any Affiliated Employer) may not exceed the limitation in effect under Code Section 402(g)(1) for the taxable year beginning in the calendar year. Elective Contributions which exceed the limit are included in the individual's gross income.

         (a) GENERAL RULE. Except for Elective Contributions of amounts attributable to service performed in 1986 described in Section 1105(c)(5) of the Tax Reform Act of 1986, the limitation is $7,000.00, as adjusted by the Secretary of the Treasury.

         (b) INCREASE. The limitation is increased (but not to an amount in excess of $9,500) by the amount of any employer contributions to purchase a 403(b) annuity contract under a salary reduction agreement.

         (c) DECREASE. The limitation is decreased in the taxable year following the taxable year the participant receives a hardship distribution which is based on a deemed financial need by the amount of the Elective Contributions in the taxable year of the hardship distribution.

         (d) ELECTIVE CONTRIBUTIONS. Elective Contributions for purposes of this limitation are the elective contributions made for the Participant and any other portion of the Participant's income deferred and excluded from current taxation under Code Sections 401(k) (a qualified cash or deferred arrangement); 408(k)(6) (a simplified employee pension plan); 403(b) (a tax-sheltered annuity); 408(p)(2)(A)(ii) (a SIMPLE retirement plan); 457 (a deferred compensation plan of governments and tax-exempts); or 501(c)(18) (a pre-June 25, 1959, employee contributions only plan). In applying the limit, all of the Participant's Elective Contributions for the calendar year shall be aggregated.

         5.9 CORRECTION OF EXCESS DEFERRAL AND EXCESS CONTRIBUTION.

         (a) EXCESS DEFERRAL. Upon written notification, an Excess Deferral, plus attributable income or loss, shall be distributed to the Participant.

                  (i) DEFINITION. Excess Deferral means a Participant's Elective Contributions that exceed the Elective Deferral Limit.

                  (ii) WRITTEN NOTIFICATION. If the Excess Deferral for a Participant occurs within one or more plans of the Employer and any Related Employer, the Employer must notify the Trustee of the amount of the Excess Deferral to be distributed from this plan. If the Excess Deferral for a Participant occurs

In addition, income credited for the period between the last day of the applicable period and the date of distribution shall be equal to 10% of the income determined under the preceding paragraph multiplied by the number of full months between the last day of the applicable period and the date of distribution. A month shall be considered a full month if the payment is made after the 15th day of that month.

         (g) ORDERING OF EXCESS AMOUNTS. Excess Deferrals shall be determined and corrected before Excess Contributions, and Excess Contributions shall be determined and corrected before Excess Aggregate Contributions.

         (h) ALLOCATION OF CORRECTION AMONG MULTIPLE PLANS. If the Employer maintains another plan that must be aggregated with this plan for testing compliance with the ADP or ACP Limits, the Employer shall specify the plan from which corrections are to be made.

         (i) DEADLINE FOR CORRECTION. To correct an Excess Contribution or Excess Aggregate Contribution, a distribution or forfeiture shall be made not later than the last day of the Plan Year after the Plan Year for which the excess was contributed.

         (j) TAXATION OF DISTRIBUTION.

                  (i) EXCESS DEFERRAL. The Excess Deferral is included in the Participant's income for the calendar year for which contributed. The attributable income or loss is included for the calendar year of distribution.

                  (ii) EXCESS CONTRIBUTIONS/EXCESS AGGREGATE CONTRIBUTIONS. If made within the two-and-one-half-month period after the end of the Plan Year for which the excess was contributed, an amount distributed to correct an Excess Contribution or Excess Aggregate Contribution shall be included in the Participant's income on the earliest dates any Elective Contributions by the Participant during the Plan Year would have been received by the Participant had the Participant originally elected to receive the amounts in cash. A later distribution to correct an Excess Contribution or Excess Aggregate Contribution shall be included in the Participant's income for the calendar year in which it is distributed.

         (k) PENALTIES. Distribution of an Excess Deferral, an Excess Contribution, or an Excess Aggregate Contribution does not subject the Participant to the 10% penalty on an early withdrawal under Code Section 72(t). The Employer shall be liable for a 10% excise tax under Code Section 4979 on the Excess

                                   ARTICLE VI
                                    ACCOUNTS

         6.1 ACCOUNTS. The Committee shall establish for each participant a separate Employer Account for each type of Employer Contribution and a separate Participant Account for each type of Participant Contribution.

         (a) IDENTIFICATION. The specific accounts created are, as necessary:

                  (i) EMPLOYER REGULAR PROFIT SHARING ACCOUNT. The Accounts to which any Employer Regular Profit Sharing Contributions are credited;

                  (ii) EMPLOYER PAYSOP/TRASOP CONTRIBUTIONS ACCOUNT. The Accounts to which amounts allocated under the PAYSOP or TRASOP rules were credited;

                  (iii) ELECTIVE ACCOUNT. The Accounts to which Active Participant Elective and Catch-Up Contributions are credited;

                   (iv) EMPLOYER PRIOR CONTRIBUTIONS ACCOUNT. The Accounts to which Employer contributions made in accordance with the Keene Corporation Tax Credit Employee Stock Ownership Plans and the Bairnco Employee Stock Ownership Plan and transferred to this Plan at its original effective date were credited;

                    (v) PARTICIPANT CONTRIBUTIONS ACCOUNT. The Accounts to which contributions of Participants made in accordance with the Keene Corporation Tax Credit Employee Stock Ownership Plans and the Bairnco Employee Stock Ownership Plan and transferred to this Plan at its original effective date were credited;

                  (vi) COOPER BEARING TRANSFER ACCOUNT. The Accounts to which amounts transferred in the transfer of plan assets and liabilities from the Cooper Bearing Company Employees' 401(k) Deferred Compensation Plan and Trust were credited; and

                  (vii) TRANSFER OR ROLLOVER ACCOUNT. The Accounts to which amounts transferred or rolled-over to this Plan (other than Cooper Bearing Transfer Account amounts) are credited.

Each Account consists of a number of sub-Accounts. One sub-Account includes the portion of the Account which is invested in Stock of Kaydon Corporation. The other sub-Accounts include the portions of the Accounts which are otherwise invested pursuant to each option provided under the Plan.

         (b) CREDITING. On each Allocation Date:

                  (i) EMPLOYER ACCOUNTS. Each Employer Account is credited with the designated Employer Contributions, forfeitures and a share of the expenses, earnings, losses and adjustments in value of the applicable portion or portions of the Trust; and

                  (ii) PARTICIPANT ACCOUNTS. Each Participant Account is credited with the Active Participant's Contributions to that Account and a share of the expenses, earnings, losses and adjustments in value of the applicable portion or portions of the Trust.

         6.2 ALLOCATION OF EMPLOYER CONTRIBUTIONS. Employer Regular Profit Sharing Contributions for the Plan Year are allocated to the Employer Regular Profit Sharing Accounts of Active Participants who are Employees on the last day of that Plan Year in the proportion which each Active Participant's Compensation for the Plan Year bears to the aggregate of Active Participants' Compensation for the Plan Year, subject to the Testing Adjustment.

         (a) ELECTIVE. Elective Contributions are allocated to the account of the electing Active Participant.

         (b) QUALIFYING. Employer Qualifying Contributions are allocated as directed by the Employer. That direction may include allocation in the same manner as Employer Regular Profit Sharing Contributions, in any other non-discriminatory manner, or a combination, and may be limited to Non-Highly Compensated Employees or one or more classifications of Non-Highly Compensated Employees. The method of allocation must be specified by the Employer within thirty (30) days of the end of the Plan Year to avoid discrimination under Code Sections 401(k) and 401(m).

         (c) SPECIAL CONTRIBUTIONS. Forfeiture Restoration Contributions are allocated to the account of the affected Active Participant. Minimum Top Heavy Contributions are allocated to the account of the affected Non-Key Employee Active Participants who are employed by the Employer (or Affiliated Employer) on the last day of the Plan Year.

         (d) STOCK CONTRIBUTIONS. Employer Contributions may be made in Stock or in cash, or in any combination of Stock and cash (as determined by each Employer) except that:

                  (i) GENERAL RULE. No Contribution other than Elective Contributions may be made in Stock without the approval of the Compensation Committee of the Board of Directors of Kaydon Corporation or a majority of the independent directors of that Board.

                  (ii) ELECTIVE CONTRIBUTIONS. Elective Contributions may be made in Stock only to the extent Participants have elected to have those contributions invested in Stock.

                  Stock contributed by an Employer is valued at the average of its closing prices as reported on any national securities exchange or as quoted on any system sponsored by a national securities association for the twenty (20) consecutive trading days immediately prior to the date on which the Stock is contributed to the Plan.

         (e) TESTING ADJUSTMENT. All allocations for Highly Compensated Employees are subject to limitation based on, and may be reduced as necessary to comply with, the participation, coverage and non-discrimination tests applicable to the Plan under Code Sections 401(a)(26), 410(b) and 401(a)(4). All allocations to Highly Compensated Employees are provisional until the earlier of the date the Employer certifies the allocations as non-provisional and the due date of the Employer's tax return for the year including the Allocation Date.

The method of allocation cannot be changed more frequently than once every six months, other than to comport with changes in the Code, ERISA, or the applicable rules or regulations.

         6.3 ALLOCATION OF FORFEITURES. Forfeitures from the Non-Vested Accounts of participants who have incurred five (5) consecutive Breaks in Service, received a distribution of their entire Vested Account Balance, or died after terminating employment during the Plan Year are first allocated to reduce any Forfeiture Restoration Contribution. Any remaining forfeitures are allocated in the same manner as Employer Regular Profit Sharing Contributions.

(e) CASH BASIS AND DAILY VALUATION. Alternatively, and notwithstanding other allocation dates and requirements for other purposes in this plan, all amounts may be credited for the purpose of allocating investment experience, and investment experience may be determined and allocated, pursuant to any consistent, nondiscriminatory cash basis accounting procedure or daily valuation system (with cash basis accounting) approved by the Administrator.

         (f) EXTRAORDINARY EXPENSES. All expenses resulting from reasonable efforts to locate or determine the proper recipient of a distribution shall be charged to the affected account when directed by the Administrator on a uniform, nondiscriminatory basis for all Participants. These expenses include, without limitation, expenses resulting from legal proceedings, including those related to a QDRO. In addition, when a QDRO directs payment of a percentage or portion of a Participant's account to an alternate payee, rather than payment of a specific dollar amount, the expenses related to the QDRO shall be charged to the Participant's account as of a date prior to implementation of the QDRO. Expenses of legal proceedings against this plan, the Trustee, or another fiduciary, other than expenses incurred in obtaining a QDRO and the Administrator's approval of the QDRO, which are initiated by a Participant or Beneficiary shall be charged to the Participant's account only if the Participant or Beneficiary fails to prevail in the legal proceeding.

         6.5 VESTING. The Account Balance in each Account other than the Employer Regular Profit Sharing Account, if any, is fully vested and nonforfeitable at all times. The Account Balance in each Employer Regular Profit Sharing Account is fully vested and nonforfeitable upon the Participant's attainment of Normal Retirement Age, Death, or Disability while an employee of the Employer (or Affiliated Employer) and under one or a combination of the following Vesting Schedules:

         (a) NON-TOP HEAVY. The Non-Top Heavy Schedule applies if the Plan never becomes Top Heavy or for Plan Years after it has ceased to be Top Heavy (subject to the restrictions on Vesting Schedule amendments in Article X). This schedule also applies to a participant who does not complete an Hour of Service in a Plan Year in which the Plan is Top Heavy. Except as provided in subsection (b), the Non-Top Heavy schedule is:

               Years of Service for Vesting Purposes                 Percentage
                   To Date Employment Terminated                       Vested
                   -----------------------------                       ------
                  Less than 1 year                                       0%
                  1 year but less than 2 years                          10%
                  2 years but less than 3 years                         20%
                  3 years but less than 4 years                         30%
                  4 years but less than 5 years                         40%
                  5 years but less than 6 years                         60%
                  6 years but less than 7 years                         80%
                  7 years or more                                      100%

         (b) TOP HEAVY. Unless the Non-Top Heavy Schedule is more favorable, the Top Heavy Schedule applies for Plan Years in which the Plan is Top Heavy and for amounts allocated in Plan Years before the Plan became Top Heavy. The Top Heavy
Schedule is:

             Years of Service for Vesting Purposes                  Percentage
                  To Date Employment Terminated                       Vested
                  -----------------------------                       ------
                  Less than 2 years                                    None
                  2 years but less than 3 years                        20%
                  3 years but less than 4 years                        40%
                  4 years but less than 5 years                        60%
                  5 years but less than 6 years                        80%
                  6 years or more                                      100%

         (c) EFFECT OF RE-PARTICIPATION. Years of Service prior to a Break in Service are Years of Service for purposes of determining the vested interest in the Employer Accounts of an Employee who is reemployed by the Employer following a Break in Service and for all purposes under the Plan on the first day on which the Employee becomes an Active Participant unless the Employee re-participates as a new Employee.

         (d) CHANGE. A change in the applicable Vesting Schedule is a vesting amendment under Article X.

         6.6 VESTED ACCOUNTS. The vested portion of the Accounts of a participant is a Vested Account and the nonvested portion is a Nonvested Account. Vested and Nonvested Accounts are solely for accounting purposes, and do not require segregation of the assets of the Trust. Distribution of benefits may be made to a participant or a beneficiary only from the Vested Accounts.

         (d) SECTION 16B RULE. Any available participant election may, at the participant's election, also be made pursuant to:

                  (i) SIX MONTH ADVANCE. An irrevocable election made by the participant six months or more in advance of the effective date of the election; or

                   (ii) QUARTERLY DATE. An election made by the participant on a Quarterly Date at least six months after the date of the previous intraplan transfer election relating to the Stock Fund. The Quarterly Date begins on the third business day following the release of Kaydon Corporation's quarterly financial data and ends on the twelfth business day following that date.

         (e) GENERAL. Participant instructions will not be implemented if the instructions:

                  (i) PLAN. Are not in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

                  (ii) UNITED STATES. Would cause a fiduciary to maintain the indicia of ownership of any assets of the plan outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA;

                  (iii) QUALIFICATION. Would jeopardize the Plan's tax qualified status under the Internal Revenue Code;

                  (iv) PROHIBITED TRANSACTION. Would result in a prohibited transaction described in ERISA section 406 or section 4975 of the Internal Revenue Code;

                  (v) LOSS. Could result in a loss in excess of that participant's account balance; or

                  (vi) INCOME. Would generate income that would be taxable to the Plan.

         6.9 SPECIAL INVESTMENT DIRECTION. Notwithstanding any other provision of this Plan, within 90 days after the end of each Plan Year within the Election Period, a participant who has completed at least 10 years of participation in the Plan and has attained age 55 may direct the Contract Administrator and the Trustee as to the diversification of the investment of 25% (50% with respect to the Plan Year for which the participant may make the last such election) of the total number of shares of Stock or other employer securities acquired by or contributed to the portion of the Plan consisting of the participant's Employer PAYSOP/TRASOP Contributions Account, Employer Prior Contributions Account and Participant Contribution Account after December 31, 1986 and on or before the most recent Plan Allocation Date (to the extent that number of shares exceeds the number of shares to which a prior election under this Section applies).

         (a) ELECTION PERIOD. The Election Period is the period of five Plan Years commencing with the Plan Year after the Plan Year in which the participant has both attained age 55 and completed 10 years of participation in the Plan.

         (b) DIVERSIFICATION. A participant may elect to diversify investment of the applicable amount from among the Investment Funds established under the Plan. Any diversification election by a participant must be implemented no later than ninety (90) days after the last day of the period during which the election may be made.

         (c) DETERMINATION. The maximum percentage of a participant's Accounts that is subject to diversification is applied to the value of the participant's Accounts as of the last day of the preceding Plan Year.

         (d) LIMITATION. This special investment direction shall not apply, however, to the extent the fair market value (determined at the Plan Allocation Date immediately preceding the first day on which a qualified participant is eligible to make a diversification election) of the employer securities acquired by or contributed to the Plan after December 31, 1986 and allocated to the Employer Contribution Account, Employer Prior Contributions Account or the Participant Contribution Account in total is $500.00 or less.

                                   ARTICLE VII
                                  DISTRIBUTION



         7.1 DISTRIBUTIVE EVENT. A participant's Account is distributable upon the occurrence of a Distributive Event. A Distributive Event is:

         (a) NORMAL RETIREMENT AGE. A participant's attainment of Normal Retirement Age;

         (b) DEATH. A participant's Death;

         (c) DISABILITY. A Participant's inability for five consecutive months to perform the individual's usual duties for the Employer due to injury or disease, determined by a physician or other evidence selected by the Committee.

         (d) EMPLOYMENT TERMINATION. A participant's Termination of Employment with the Employer (and all Affiliated Employers);

         (e) PLAN TERMINATION. For other than a Qualifying Account or a Elective Contributions Account, the termination of the Plan;

         (f) ELECTIVE AND QUALIFYING. From an Elective Account or a Qualifying
Account:

                  (i) PLAN TERMINATION. The termination of the Plan without establishment or maintenance of another defined contribution plan (other than a plan defined in Code Sections 4975(e)(7) or 409,a simplified employee pension as defined in Code Section 408(k), or a SIMPLE IRA plan as defined in Code Section 408(p)) to the extent the participant receives a lump sum distribution within Code Section 401(k)(10) by reason of the termination; or

                  (ii) DISPOSITION. To the extent the participant receives a lump sum distribution within Code Section 401(k)(10) by reason of the disposition, and if the Employer continues to maintain this Plan after the disposition, the disposition by the Employer to an unrelated employer of:

                           (A) ASSETS. Substantially all of the assets used by
                  the Employer in a trade or business with respect to an employee who continues employment with the acquiring corporation; and

                           (B) STOCK. The Employer's interest in a subsidiary
                  with respect to an employee who continues employment with the subsidiary.

         (g) HARDSHIP. For Elective Contributions and earnings of the Elective Account through December 31, 1988 only, Hardship as provided in this Article.

         (h) AGE 59 1/2. Once each Plan Year, a participant's attainment of 59 1/2.

         (i) MINIMUM REQUIRED. A participant's attainment of the participant's Required Beginning Date.

         (j) ALTERNATE PAYEE. For an Alternate Payee under a Qualified Domestic Relations Order, the request of the Alternate Payee at the time set forth in or allowed under the Order even if that time is prior to the date the participant attains the earliest retirement age as defined in Section 414(p)(4) of the Code, to the extent authorized under Section 414(p)(10) of the Code.

         7.2 HARDSHIP. Hardship requires an immediate and heavy financial need. A Hardship distribution is limited to the amount necessary to satisfy the financial need.

         (a) IMMEDIATE AND HEAVY FINANCIAL NEED. An immediate and heavy financial need includes only:

                  (i) MEDICAL EXPENSES. Expenses for medical care described in Code Section 213(d) previously incurred by the participant, or the spouse or dependents of the participant, or necessary for those individuals to obtain such medical care;

                  (ii) RESIDENCE. Costs directly related to the purchase of a principal residence for the participant (excluding mortgage payments);

                  (iii) TUITION. Payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant, or the spouse, children, or dependents of the participant;

                  (iv) EVICTION. Payments necessary to prevent the eviction of the participant from the participant's principal residence or foreclosure on the mortgage on that residence; and

                  (v) OTHER. Other similar matters approved by the Committee in a uniform and non-discriminatory manner and memorialized in rules and regulations of Plan administration in Appendix H to this Plan.

         (b) FINANCIAL NEED. An immediate and heavy financial need does not exist to the extent the amount of the distribution exceeds the amount required to relieve the financial need or to the extent the need may be satisfied from other resources reasonably available to the participant.

                  (i) PARTICIPANT REPRESENTATION. In determining the availability of other resources, the Committee may reasonably rely on the representation of the participant that the need cannot be relieved:

                           (A) INSURANCE. Through reimbursement or compensation
                  by insurance or otherwise;

                           (B) LIQUIDATION. By reasonable liquidation of the
                  participant's assets, to the extent liquidation would not itself cause an immediate and heavy financial need;

                           (C) CONTRIBUTIONS. By cessation of Elective or
                  voluntary contributions under the Plan; or

                           (D) LOANS. By other distributions or loans from
                  plans, or by borrowing from commercial sources on reasonable commercial terms.

                  (ii) DEEMED FINANCIAL NEED. If the representation is not made or the Committee cannot reasonably rely upon it, a distribution is deemed necessary to satisfy an immediate and heavy financial need only if:

                           (A) AMOUNT. The distribution does not exceed the
                  immediate and heavy financial need of the participant (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably expected to result from the distribution);

                           (B) DISTRIBUTION AND LOANS. The participant has
                  obtained all distributions (other than for hardship) and all nontaxable loans currently available under all plans maintained by the Employer (or Affiliated Employer);

                           (C) SUSPENSION. The participant's Participant
                  Contributions to this Plan and all other qualified and nonqualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer (or Affiliated Employer) are required to be suspended for twelve
                  (12) months (six (6) months, effective January 1, 2002) after receipt of the Hardship distribution; and

                           (D) REDUCED ELECTIVE. Under all plans maintained by
                  the Employer (or Affiliated Employer), the participant may not make Elective Contributions for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for that next taxable year less the amount of the participant's Salary Deferred Contributions for the taxable year of the hardship distribution.

         7.3 METHOD OF PAYMENT. Effective on the first day of the 1987 Plan Year, January 1, 1987, except as provided, payments from a participant's Accounts at or after a Distributive Event shall be made by a single payment within one (1) taxable year of the recipient.

         (a) CASH-OUT. The Participant's consent is not required with respect to the following distributions.

                  (i) ON OR AFTER AUGUST 6, 1997. For Plan Years beginning on or after August 6, 1997:

                           (A) ON OR AFTER OCTOBER 17, 2000. A distribution made
                  on or after October 17, 2000, when the participant's Vested Account Balance is $5,000 (or such larger amount as may be specified in Code Section 411(a)(11)(A)) or less. Effective January 1, 2002, the value of a participant's Vested Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to rollover contributions (and allocable earnings) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

                           (B) MARCH 22, 1999, THROUGH OCTOBER 17, 2000. A
                  distribution made on or after March 22, 1999, and before October 17, 2000, when the participant's Vested Account Balance is $5,000 or less unless the distribution is one of a series of scheduled periodic payments and the participant's consent was required at the time the initial payment was made.

                           (C) BEFORE MARCH 22, 1999. A distribution made before
                  March 22, 1999, when the participant's Vested Account Balance, including any earlier distribution, is $5,000 or less.

                  (ii) BEFORE AUGUST 6, 1997. For Plan Years beginning before August 6, 1997, a distribution when the participant's Vested Account Balance, including any earlier distribution, is $3,500 or less.

         (b) TERMINATION. On recognition by the Employer of termination of the Plan, Elective Contributions and Qualifying Accounts must be transferred to any other defined contribution plan maintained by the Employer or a member of a controlled group including the Employer (other than a Code Section 4975(e)(7) employee stock ownership plan).

         (c) STOCK. Except as otherwise provided, all distributions shall be in whole shares of Stock if and to the extent the distribution is from an Account invested in whole or in part in Stock. All other distributions shall be in cash. Any fractional share of Stock otherwise distributable shall also be distributed in cash.

                  (i) ELECTION AGAINST STOCK. Any participant or other payee may elect on the appropriate form to receive in cash all or part of the portion of a distribution which would otherwise be made in Stock.

                  (ii) SPECIFIC ELECTION OF STOCK. In addition, any participant or other payee may elect on the appropriate form to receive in Stock all or any portion of a distribution which would otherwise be made in cash or assets other than Stock to the extent that the distribution includes cash or assets which were previously invested in Stock as part of the participant's Employer PAYSOP/TRASOP Contributions Account, Employer Prior Contributions Account and Participant Contributions Account, other than amounts diversified under Section 6.9. The participant or other payee shall be advised in writing of the right to demand Stock prior to any distribution in cash or other assets.

                                   ARTICLE IX
                                 ADMINISTRATION


         9.1 FIDUCIARY RESPONSIBILITIES. The responsibilities of Kaydon Corporation and the Committee are set forth in the Plan. The responsibilities of the Trustee and Investment Manager are set forth in the Trust. This division of responsibility is an allocation of fiduciary responsibility under Section 405(c)(1) of ERISA.

         9.2 KAYDON CORPORATION. Kaydon Corporation has sole responsibility for:

         (a) FIDUCIARY APPOINTMENT. Appointing and removing the Trustee, the Investment Manager and the Committee;

         (b) AMENDMENT, TERMINATION. Amending or terminating the Plan and the Trust; and

         (c) PLAN ADMINISTRATOR. Acting as the Plan Administrator of the Plan.

         9.3 EMPLOYER ACTION. Action by Kaydon Corporation must be taken by resolution of its Board of Directors or by a written instrument executed by two or more officers.

         9.4 INVESTMENT MANAGER APPOINTMENT. Any Investment Manager must be an investment advisor registered under the Investment Advisors Act of 1940 or an insurance company qualified to perform investment management services under the laws of the State of Delaware. An Investment Manager must file its written acceptance with Kaydon Corporation acknowledging status as a named fiduciary. Upon acceptance, Kaydon Corporation must notify the Trustee of the appointment.

         9.5 PLAN ADMINISTRATOR. The Plan Administrator has responsibility for general administration of the Plan. The Plan Administrator may delegate some or all of its responsibilities to the Committee.

         (a) APPOINTMENT. The Committee may consist of one or more persons. Any members of the Committee who are employees must not receive compensation for their services to the Committee.

         (b) AUTHORITY. The Plan Administrator has the authority to:

                  (i) CONSTRUCTION. Exercise discretionary authority to construe and interpret the Plan and decide all questions of eligibility for participation and benefits;

                                   APPENDIX A
                    SECTION 1.1(a) - SPECIAL EFFECTIVE DATES

Section                    Rule                                                         Effective Date
-------                    ----                                                         --------------

2.17(c)                    Hours of Service credit for ITI employees.           April 1, 1994
3.2(c)(iii)                Participation by Cooper Bearing employees.           July 1, 1992
3.2(c)(iv)                 Participant by ITI employees.                        April 1, 1994
4.1(b), 6.1(a)(i)          Reference to Employer Regular Profit Sharing         January 1, 1992
                           Contributions/Account.
5.2(d), 7.5(d)             Irrevocable six-month elections.                     September 1, 1992
6.1(a)(vi)                 Cooper Bearing Transfer Account.                     January 1, 1993
6.5(a), (b)                Vesting Schedule for Employer Regular Profit         January 1, 1992
                                                                                                       Sharing
Contributions.

6.7                        Identification of Investment Options.                January 1, 1992, except as to prior Bairnco,
                                                                                PAYSOP and TRASOP funds held in the
                                                                                Employer PAYSOP/TRASOP Contributions
                                                                                Accounts, Employer Prior Contributions
                                                                                accounts and Participant Contributions
                                                                                Accounts. Section 6.7 (a)(i) is
                                                                                effective with respect to that portion of
                                                                                those Accounts as soon as
                                                                                administratively practicable after
                                                                                approval by the Internal Revenue Service
                                                                                of the Fifth Amendment to the Plan.

6.7                        Investment direction authority by non-active         January 1, 1994
                           Participants.

6.8, App. E                ERISA Section 404(c) rules.                          January 1, 1994
and F
6.9                        Investment diversification.                          January 1, 1992
7.1(j)                     Early commencement of payment to Alternate           January 1, 1994
                           Payees.
7.15                       Direct Rollovers.                                    January 1, 1993

New Section 4.1(f) is added as follows:

                  (f) Matching. For Canfield Technologies, Inc., Tridan International, Inc. and Indiana Precision, Inc. only, contribute a Matching Contribution which is the sum of $0.25 for each dollar of each eligible Participant's Elective Contributions (excluding Catch-Up Contributions) which do not exceed the appropriate limits.

                  The tentative contribution is reduced by the amount of forfeitures to be reallocated to Employer Accounts on the Allocation Date. The Matching Contribution is allocated under Article VI and is subject to the applicable Vesting Schedule.

Section 6.1(a)(i) to add the following sentence:

                  "This Account also includes prior plan profit-sharing amounts rolled-over into this Plan."

New Subsection 6.1 (a)(viii) is added as follows:

                  (viii) Employer Matching Contributions Account. The Accounts to which any Employer Matching Contributions and amounts rolled-over to this Plan are credited;

The preface of Section 6.2 is deleted and replaced with a new preface as follows:

                  6.2 Allocation of Employer Contributions. Employer Regular Profit Sharing Contributions for the Plan Year are allocated to the Employer Regular Profit Sharing Accounts of Active Participants who complete one thousand (1,000) Hours of Service during the Plan Year and are Employees in the designated Employee Group of the Employer making the contribution on the last day of that Plan Year, or who are Employees in that Employee Group during the Plan Year but who retire, die, or become Disabled during the Plan Year, first, to each Employee Group as provided in a resolution of the Employer and, second, within each Employee Group in the proportion which the Compensation of each Active Participant within that Employee Group for the Plan Year bears to the aggregate of the Compensation of the Active Participants within that Employee group for the Plan Year (or as otherwise required by an applicable collective bargaining agreement), subject to the Testing Adjustment.

New Subsection 6.2(f) is added as follows:

                  (f) Matching. Matching Contributions are allocated to the Matching Account of each Active Participant employed by Canfield Technologies, Inc., Tridan International, Inc. or Indiana Precision, Inc. eligible for an allocation of Employer Regular Profit Sharing

         Contributions for the Plan Year based on each eligible Active Participant's Elective Contributions for the year which are eligible for a Matching Contribution as provided under Article IV. The amount allocated is $0.25 for each dollar of the Participant's Elective Contributions up to the maximum Elective Contribution allowed the Participant for the year.

Section 6.3 is deleted and replaced with new Section 6.3 as follows:

                  6.3 Allocation of Forfeitures. Forfeitures from the Non-Vested Accounts of participants who have incurred five (5) consecutive Breaks in Service, received a distribution of their entire Vested Account Balance, or died after terminating employment during the Plan Year are first allocated to reduce any Forfeiture Restoration Contribution. Any remaining forfeitures are allocated first in the same manner as Matching Contributions and next in the same manner as Employer Regular Profit Sharing Contributions. Forfeitures allocated as Contributions reduce the contribution of the Employer for the year.

The preface of Section 6.5 is deleted and replaced with a new preface as follows:

                  6.5 Vesting. The Account Balance in each Account other than the Employer Regular Profit Sharing and the Employer Matching Contributions Account, if any, is fully vested and nonforfeitable at all times. The Account Balance in each Employer Regular Profit Sharing Account and each Employer Matching Contributions Account is fully vested and nonforfeitable upon the Participant's attainment of Normal Retirement Age, Death, or Disability while an employee of the Employer (or Affiliated Employer) and under one or a combination of the following Vesting Schedules:

New Subsection 6.5(e) is added as follows:

                  (e) MATCHING. Effective for Matching Contributions attributable to Plan Year beginning on and after January 1, 2002, the schedule applicable to Employer Matching contributions is:

              Years of Service for Vesting Purposes                 Percentage
                  To Date Employment Terminated                       Vested
                  -----------------------------                       ------
                  Less than 1 year                                       0%
                  1 year but less than 2 years                          10%
                  2 years but less than 3 years                         20%
                  3 years but less than 4 years                         40%
                  4 years but less than 5 years                         60%
                  5 years but less than 6 years                         80%
                  6 years or more                                      100%

New Section 7.16 is added as follows:

                  7.16 Loans. An Active Participant, a participant who is a party in interest under ERISA with respect to the Plan, or a beneficiary of a deceased participant who was a party in interest (other than an Owner-Employee or Shareholder-Employee) may maintain a loan rolled-over to this Plan from a plan maintained by Canfield Technologies, Inc., Tridan International, Inc. or Indiana Precision, Inc. which was qualified under Section 401 (a) of the Code in which the participant was not an owner-employee or a shareholder-employee. The Committee may authorize continuation of the loan on the terms and conditions prescribed in this Section and in Appendix J.

                  (a) Maximum Amount. A loan is limited to the lesser of:

                           (i) Maximum Dollar Amount. $50,000.00, reduced by the excess of:


                                    (A) Prior Balance. The highest outstanding
                  balance of loans from the Plan during the 1 -year period ending on the day before the date on which the loan is made, over

                                    (B) Outstanding Balance. The outstanding
                  balance of loans from the Plan on the date on which the loan is made;

                           (ii) One-Half Vested Account. One-half (I /2) of the participant's Vested Account Balance; or

                           (iii) Aggregation. The amount tentatively determined in (i) or (ii) above reduced by the aggregate outstanding principal balance of all loans from any qualified plans maintained by the Employer (or Affiliated Employer).

                  (b) Spousal Consent. The Committee may accept the loan only if spousal consent of any Qualifying Spouse was obtained within ninety
         (90) days before the loan or the Committee determines that spousal consent was not required.

                  (c) Conditions. Loans: constitute an investment of the participant's Account; must be evidenced by a promissory note bearing a reasonable rate of interest, providing for level amortization and having a definite maturity date or repayment schedule with payments not less frequently than quarterly; and must be secured by a mortgage, pledge, guarantee